SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                 Current Report Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) September 13, 2004
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                         HARBOR FLORIDA BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)


         Delaware                000-22817                65-0813766
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(State or other jurisdiction     (Commission              (IRS Employer
        of incorporation)        File Number)          Identification No.)


                   100 S. Second Street, Fort Pierce, FL 34950
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         (Address of principal executive offices)         (Zip Code)


Registrant's telephone number, including area code (772) 461-2414
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          (Former name or former address, if changed since last report)

Item 8.01         Other Events

         On September 13, 2004, Harbor Florida Bancshares, Inc. ("Bancshares") announced that all of its offices except for one are open and fully operational today with both lobby and drive-in services. A copy of the press release dated September 13, 2004 is attached as Exhibit 99.


                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



Dated:    September 13, 2004        HARBOR FLORIDA BANCSHARES,
                                       INC., Registrant


                                     By:          /s/
                                       ----------------------------------------
                                     Name:  H. Michael Callahan
                                     Title:  Senior Vice President and
                                     Chief Financial Officer



Exhibit No.                Description

99                         Press release dated September 13, 2004

                                                                      Exhibit 99

                                  Press Release


            Harbor Federal Announces Recovery From Hurricane Frances


FOR IMMEDIATE RELEASE: September 13, 2004

Fort Pierce, FL - Harbor Florida Bancshares, Inc. HARB, the holding company for Harbor Federal Savings Bank, announced today that all of its offices except for one are open and fully operational today with both lobby and drive-in services. The Lakewood Park office is offering drive-in services only, but should be fully operational by the end of the week. Harbor's Loan Operations office was damaged as a result of Hurricane Frances; however, all loan operations staff has been relocated to other offices and are operational as of today also.

Harbor's CEO, Mike Brown, Sr., said "This quick recovery could not have been accomplished without the tremendous effort by all of Harbor's staff. Thanks to all of our employees for their commitment and dedication during this difficult time."


CONTACT: Michael J. Brown, Sr., President, (772) 460-7000; Mike Callahan, CFO,
(772) 460-7009; or Toni Santiuste, Investor Relations, (772) 460-7002; http://www.harborfederal.com.